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                                                                    EXHIBIT 1(a)

                    RESTATEMENT OF ARTICLES OF INCORPORATION
                                       OF
                        WEBSTER CASH RESERVE FUND, INC.
                            ------------------------
     For the purposes of forming a stock corporation for one or more lawful purposes under the provisions of Title 2 of the General Corporation Law of Maryland (hereinafter sometimes referred to as the 'General Corporation Law'), the natural person hereinafter named as the person acting as the incorporator of the said corporation does hereby adopt and sign the following Articles of Incorporation of the corporation and does hereby acknowledge that his adoption and signing thereof are his act:

     FIRST: (1) The name, including the full given name and surname, of the incorporator is Peter Joseph.

     (2) The said incorporator's post office address, including the street and number, if any, including the city or county, and including the state or country, is 61 Broadway, New York, New York 10006.

     (3)  The said incorporator is at least eighteen years of age.

     (4) The said incorporator is forming the corporation named in these Articles of Incorporation under the General Corporation Law of Maryland.

     SECOND: The name of the corporation (hereinafter called the 'corporation') is Webster Cash Reserve Fund, Inc.

     THIRD:  The corporation is formed for the following purpose or purposes:

          (a) to conduct, operate and carry on the business of an investment company;

          (b) to subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise dispose of and deal in and with certificates of deposit, bankers acceptances, commercial paper, bonds, debentures, notes, bills and other negotiable or non-negotiable instruments, obligations and evidences of indebtedness; to pay for the same in cash or by the issue of stock, including treasury stock, bonds or notes of the corporation or otherwise; and to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more persons, firms, associations or corporations to exercise any of said rights, powers and privileges in respect of any said instruments;

          (c) to borrow money or otherwise obtain credit and to secure the same by mortgaging, pledging or otherwise subjecting as security the assets of the corporation;

          (d) to issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in, shares of Common Stock of the corporation, including shares of Common Stock of the corporation in fractional denominations, and to apply to any such repurchase, redemption, retirement, cancellation or acquisition of shares of Common Stock of the corporation any funds or property of the corporation whether capital or surplus or otherwise, to the full extent now or hereafter permitted by the laws of the State of Maryland;

          (e) to conduct its business, promote its purposes and carry on its operations in any and all of its branches and maintain offices both within and without the State of Maryland, in any States of the United States of America, in the District of Columbia and in any other parts of the world; and

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(f)  to do all and everything necessary, suitable, convenient, or proper for the conduct, promotion, and attainment of any of the businesses and purposes herein specified or which at any time may be incidental thereto or may appear conducive to or expedient for the accomplishment of any such businesses and purposes and which might be engaged in or carried on by a corporation incorporated or organized under the General Corporation Law, and to have and exercise all of the powers conferred by the laws of the State of Maryland upon corporations incorporated or organized under the General Corporation Law.

     The foregoing provisions of this Article THIRD shall be construed both as purposes and powers and each as an independent purpose and power. The foregoing enumeration of specific purposes and powers shall not be held to limit or restrict in any manner the purposes and powers of the corporation, and the purposes and powers herein specified shall, except when otherwise provided in this Article THIRD, be in no way limited or restricted by reference to, or inference from, the terms of any provision of this or any other Article of these Articles of Incorporation; provided, that the corporation shall not conduct any business, promote any purpose, or exercise any power or privilege within or without the State of Maryland which, under the laws thereof, the corporation may not lawfully conduct, promote, or exercise.

     FOURTH: The post office address, including street and number, if any, and the city or county of the principal office of the corporation within the State of Maryland, and of the resident agent of the corporation within the State of Maryland, is The Corporation Trust Incorporated, 32 South Street, Baltimore, Md. 21202. The words 'principal office' and 'resident agent' as used herein shall have the meanings ascribed to them by the General Corporation Law.

     FIFTH:   (1)  The total number of shares of stock which the corporation has authority to issue is five billion (5,000,000,000), all of which are of a par value of one cent ($.01) each and are designated as Common Stock.

     (2) The aggregate par value of all the authorized shares of stock is fifty million dollars ($50,000,000).

     (3) The Board of Directors of the corporation is authorized, from time to time, to fix the price or the minimum price or the consideration or minimum consideration for, and to issue, the shares of stock of the corporation.

     (4) The Board of Directors of the corporation is authorized, from time to time, to classify or to reclassify, as the case may be, any unissued shares of stock of the corporation.

     (5) Notwithstanding any provisions of the General Corporation Law requiring a greater proportion than a majority of the votes of stockholders entitled to be cast in order to take or authorize any action, any such action may be taken or authorized upon the concurrence of at least a majority of the aggregate number of votes entitled to be cast thereon.

     (6) The corporation may issue shares of its Common Stock in fractional denominations to the same extent as its whole shares, and shares in fractional denominations shall be shares of Common Stock having proportionately to the respective fractions represented thereby all the rights of whole shares, including, without limitation, the right to vote, the right to receive dividends and distributions and the right to participate upon liquidation of the corporation.

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     (7)  All  shares  of  Common  Stock of  the  corporation  now  or hereafter authorized shall be 'subject to redemption' and 'redeemable', in the sense used in the General Corporation Law authorizing the formation of corporations, at the redemption or purchase price for any such shares, determined in the manner set out in these Articles of Incorporation or in any amendment thereto; provided, however, that the corporation shall have the right, at its option, to refuse to redeem the shares of stock at less than the par value thereof. In the absence of any specification as to the purpose for which shares of Common Stock of the corporation are redeemed, shares so redeemed shall be deemed to be 'purchased for retirement' in the sense contemplated by the laws of the State of Maryland and the number of authorized shares of Common Stock of the corporation shall not be reduced by the number of any shares repurchased by it.

     (8) No holder of any shares of any class of the corporation shall be entitled as of right to subscribe for, purchase, or otherwise acquire any shares of any class of the corporation which the corporation proposes to grant for the purchase of shares of any class of the corporation or for the purchase of any shares, bonds, securities, or obligations of the corporation which are convertible into or exchangeable for, or which carry any rights to subscribe for, purchase, or otherwise acquire shares of any class of the corporation; and any and all of such shares, bonds, securities or obligations of the corporation, whether now or hereafter authorized or created, may be issued, or may be reissued or transferred if the same have been reacquired and have treasury status, and any and all of such rights and options may be granted by the Board of Directors to such persons, firms, corporations and associations, and for such lawful consideration, and on such terms, as the Board of Directors in its discretion may determine, without first offering the same, or any thereof, to any said holder.

     SIXTH: (1) The number of directors of the corporation, until such number shall be increased or decreased pursuant to the by-laws of the corporation, is three. The number of directors shall never be less than the number prescribed by the General Corporation Law.

     (2) The names of the persons who shall act as directors of the corporation until the first annual meeting or until their successors are duly chosen and qualify are as follows:

                              Joseph S. DiMartino
                               Lawrence W. Kelly
                                 John T. Roche

     (3) The initial by-laws of the corporation shall be adopted by the directors at their organizational meeting or by their informal written action, as the case may be. Thereafter, the power to make, alter, and repeal the by-laws of the corporation shall be vested in the Board of Directors of the Corporation.

     (4) Any determination made in good faith and, so far as accounting matters are involved, in accordance with generally accepted accounting principles, by or pursuant to the direction of the Board of Directors, as to: the amount of assets, debts, obligations, or liabilities of the corporation; the amount of any reserves or charges set up and the propriety thereof; the time of or purpose for creating such reserves or charges; the use, alteration or cancellation of any reserves or charges (whether or not any debt, obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged or shall be then or thereafter required to be paid or discharged); the price or closing bid or asked price of any investment owned or held by the corporation; the market value of any investment or fair value of any other asset of the corporation; the number of shares of the corporation outstanding; the estimated expense to the corporation in connection with purchases of its shares; the ability to liquidate investments in orderly fashion; the extent to which it is practicable to deliver a cross-section of the portfolio of the corporation in payment for any such shares, or as to any other matters relating to the issue, sale, purchase and/or other acquisition or disposition

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of investments or shares of the corporation, shall be final and conclusive,  and shall be binding upon the corporation and all holders of its shares, past, present and future, and shares of the corporation are issued and sold on the condition and understanding that any and all such determinations shall be binding as aforesaid.

     SEVENTH: (1) A director or officer of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended.

     (2) No amendment, modification or repeal of the Article SEVENTH shall adversely affect any right or protection of a director or officer that exists at the time of such amendment, modification or repeal.

     EIGHTH: The corporation shall indemnify to the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, any person made or threatened to be made a party to any action, suit or proceeding, whether criminal, civil, administrative or investigative, by reason of the fact that such person or such person's testator or intestate is or was a director or officer of the corporation or serves or served at the request of the corporation any other enterprise as a director or officer. To the fullest extent permitted by law (including the Investment Company Act of 1940) as currently in effect or as the same may hereafter be amended, expenses incurred by any such person in defending any such action, suit or proceeding shall be paid or reimbursed by the corporation promptly upon receipt by it of an undertaking of such person to repay such expenses if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation. The rights provided to any person by this Article EIGHTH shall be enforceable against the corporation by such person who shall be presumed to have relied upon it in serving or continuing to serve as a director or officer as provided above. No amendment of this Article EIGHTH shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. For purposes of this Article EIGHTH, the term 'corporation' shall include any predecessor of the corporation and any constituent corporation (including any constituent of a constituent) absorbed by the corporation in a consolidation or merger; the term 'other enterprise' shall include any corporation, partnership, joint venture, trust or employee benefit plan; service 'at the request of the corporation' shall include service as a director or officer of the corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries; any excise taxes assessed on a person with respect to an employee benefit plan shall be deemed to be indemnifiable expenses; and action by a person with respect to any employee benefit plan which such person reasonably believes to be in the interest of the participants and beneficiaries of such plan shall be deemed to be action not opposed to the best interests of the corporation.

     NINTH: Any holder of shares of Common Stock of the corporation shall be entitled to require the corporation to repurchase and the corporation shall be obligated to repurchase at the option of such holder all or any part of the shares of Common Stock of the corporation owned by said holder, at the repurchase price, pursuant to the method, upon the terms and subject to the conditions hereinafter set forth:

          (a) Certificates (if issued) for shares of Common Stock shall be presented for repurchase in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose and there shall be presented a written request that the corporation repurchase all or any part of the shares represented thereby;

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          (b)  The repurchase price per  share shall be the  net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, but not later than as at the close of the New York Stock Exchange on the bank business day next succeeding the time of presentation of certificates for shares, if issued, and an appropriate request for repurchase, or such later time as the Board of Directors may designate in accordance with any provision of the Investment Company Act of 1940, any rule or regulation thereunder, or any rule or regulation made or adopted by any securities association registered under the Securities Exchange Act of 1934, as determined by the Board of Directors of the Corporation.

          (c) Net asset value shall be determined by dividing:

             (i) The total value of the assets of the corporation determined as provided in Subsection (d) below less, to the extent determined by or pursuant to the direction of the Board of Directors in accordance with generally accepted accounting principles, all debts, obligations and liabilities of the corporation (which debts, obligations and liabilities shall include, without limitation of the generality of the foregoing, any and all debts, obligations, liabilities or claims, of any and every kind and nature, fixed, accrued, unmatured or contingent, including the estimated accrued expenses of management and supervision, administration and distribution and any reserves or charges for any or all of the foregoing, whether for taxes, expenses, contingencies, or otherwise, and the price of Common Stock redeemed but not paid for) but excluding the corporation's liability upon its shares and its surplus by:

             (ii) The total number of shares of the corporation outstanding. (Shares sold by the corporation whether or not paid for shall be treated as outstanding and shares purchased or redeemed by the corporation whether or not paid for and treasury shares shall be treated as not outstanding, provided, that the Board of Directors may determine whether shares sold or redeemed on the date of computation shall be included.)

          The Board of Directors is empowered, in its absolute discretion, to establish other methods for determining such net asset value whenever such other methods are deemed by it to be necessary in order to enable the corporation to comply with, or are deemed by it to be desirable provided they are not inconsistent with, any provision of the Investment Company Act of 1940 or any rule or regulation thereunder including any rule or regulation made or adopted pursuant to Section 22 of the Investment Company Act of 1940 by the Securities and Exchange Commission or any securities association registered under the Securities Exchange Act of 1934.

          (d) In determining for the purposes of these Articles of Incorporation the total value of the assets of the corporation at any time, investments and any other assets of the corporation shall be valued in such manner as may be determined from time to time by the Board of Directors.

          (e) Payment of the repurchase price by the corporation may be made either in cash or in securities or other assets at the time owned by the corporation or partly in cash and partly in securities or other assets at the time owned by the corporation. The value of any part of such payment to be made in securities or other assets of the corporation shall be the value employed in determining the repurchase price. Payment of the repurchase price shall be made on or before the seventh day following the day on which the shares are properly presented for repurchase hereunder, except that delivery of any securities included in any such payment shall be made as promptly as any necessary transfers on the books of the issuers whose securities are to be delivered may be made, and, except as postponement of the date of payment may be permissible under the Investment Company Act of 1940 and the Rules and Regulations thereunder.
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The  corporation, pursuant to  resolution of the Board  of Directors, may deduct from the payment made for any shares repurchased a liquidating charge not in excess of one per cent (1%) of the repurchase price of the shares so repurchased, and the Board of Directors may alter or suspend any such liquidating charge from time to time.

(f) The right of any holder of shares of Common Stock repurchased by the corporation as provided in this Article NINTH to receive dividends or distributions thereon and all other rights of such holder with respect to such shares shall terminate at the time as of which the repurchase price of such shares is determined, except the right of such holder to receive (i) the repurchase price of such shares from the corporation in accordance with the provisions hereof, and (ii) any dividend or distribution to which such holder had previously become entitled as the record holder of such shares on the record date for such dividend or distribution.

(g) Repurchase of shares of Common Stock by the corporation is conditional upon the corporation having funds or property legally available therefor.

(h) The Corporation, either directly or through an agent, may repurchase its shares, out of funds legally available therefor, upon such terms and conditions and for such consideration as the Board of Directors shall deem advisable, by agreement with the owner at a price not exceeding the net asset value per share as determined by the corporation at such time or times as the Board of Directors of the corporation shall designate, but not later than as at the close of the New York Stock Exchange on the bank business day next succeeding the time when the purchase or contract to purchase is made, less a charge not to exceed one percent (1%) of such net asset value, if and as fixed by resolution of the Board of Directors of the corporation from time to time, and take all other steps deemed necessary or advisable in connection therewith.

(i) The corporation, pursuant to resolution of the Board of Directors, may cause the repurchase, upon the terms set forth in such resolution and in subsections
(b) through (g) and subsection (j) of this Article NINTH, of shares of Common Stock owned by stockholders whose shares have an aggregate net asset value of five hundred dollars or less. Notwithstanding any other provision of this Article NINTH, if certificates representing such shares have been issued, the repurchase price need not be paid by the corporation until such certificates are presented in proper form for transfer to the corporation or the agent of the corporation appointed for such purpose; however, the repurchase shall be effective, in accordance with the resolution of the Board of Directors, regardless of whether or not such presentation has been made.

(j) The obligations set forth in this Article NINTH may be suspended or postponed, (1) for any period (a) during which the New York Stock Exchange is closed other than for customary week-end and holiday closings or (b) during which such trading on the New York Stock Exchange is restricted, (2) for any period during which an emergency exists as a result of which (a) the disposal by the corporation of investments owned by it is not reasonably practicable, or (b) it is not reasonably practicable for the corporation fairly to determine the value of its net assets or (3) for such other periods as the Federal Securities and Exchange Commission or any successor governmental authority may by order permit for the protection of security holders of the corporation.

     TENTH: From time to time any of the provisions of these Articles of Incorporation may be amended, altered or repealed, and other provisions authorized by the General Corporation Law at the time in force may be added or inserted in the manner and at the time prescribed by said Law, and all rights at any time conferred upon the stockholders of the corporation by these Articles of Incorporation are granted subject to the provisions of this Article.
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IN  WITNESS WHEREOF, I have  adopted and signed this  Restatement of Articles of
Incorporation and do hereby acknowledge that the adoption and signing are my act.

Dated: January 17, 1989  WEBSTER CASH RESERVE FUND, INC.

                                        /s/ O. Beirne Chisolm, Jr.
                                        ________________________________________

                                                 O. Beirne Chisolm, Jr.
                                                       President

Attest:    /s/ Gilbert R. Ott, Jr.
______________________________________

          Gilbert R. Ott, Jr
              Secretary

                                          7

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                             ARTICLES OF AMENDMENT

     WEBSTER CASH RESERVE FUND, INC., a Maryland corporation having its principal place of business in Baltimore City, Maryland (hereinafter called the 'Corporation'), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: The charter of the Corporation is hereby amended by striking Article SECOND of the Articles of Incorporation and inserting in lieu thereof the following:

             'SECOND: The name of the corporation (hereinafter called the 'corporation') is Kidder, Peabody Cash Reserve Fund, Inc.'

          SECOND: The Board of Directors of the Corporation approved the foregoing amendment to the charter as set forth in Article FIRST hereto, and declared that said amendment was advisable. The Corporation's stockholder approved the foregoing amendment at a meeting of stockholder held April 6, 1992.

     The Executive Vice President acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief the matters and facts set forth in these Articles with respect to the authorization and approval of the amendment of the Corporation's charter are true in all material respects, and that this statement is made under the penalties of perjury.

     IN WITNESS WHEREOF, Webster Cash Reserve Fund, Inc. has ???? caused this instrument to be filed in its name and on its ???? by its Executive Vice President, David A. Hartman, and with ??? by its Assistant Secretary, Lisa S. Kellman, on the 23rd ??? April, 1992.

                                             WEBSTER CASH RESERVE FUND, INC.
                                          By:     /s/ David Hartman
                                             ...................................
                                                      David A. Hartman,
                                                  Executive Vice President
ATTEST:

         /s/ Lisa S. Kellman
     .................................
             Lisa S. Kellman,
           Assistant Secretary




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                    KIDDER, PEABODY CASH RESERVE FUND, INC.
                             ARTICLES OF AMENDMENT

     Kidder, Peabody Cash Reserve Fund, Inc., a Maryland corporation ('the corporation'), having its principal office in the State of Maryland in the city of Baltimore, hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST: The Restatement of Articles of Incorporation of the corporation is hereby amended by striking out Article SECOND in its entirety and inserting in its place the following:

         'SECOND: The name of the corporation
         (hereinafter called the 'corporation') is
         PaineWebber/Kidder, Peabody Cash Reserve
         Fund, Inc.'

     SECOND: The corporation is registered as an open-end company under the Investment Company Act of 1940. The foregoing amendment was approved by a majority of the entire Board of Directors of the corporation and such amendment is limited to a change expressly permitted by Section 2-605 of Title 2 of Subtitle 6 of the Maryland General Corporation Law to be made without action by the stockholders.


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     IN  WITNESS WHEREOF, Kidder, Peabody Cash  Reserve  Fund, Inc.  has  caused these Articles of Amendment to be signed in its name and on its behalf by its President and witnessed by its Secretary, this 22nd day of February, 1995.

     The undersigned President acknowledges these Articles of Amendment to be the corporate act of the corporation, and states to the best of his/her knowledge, information and belief that the matters and facts set forth in these Articles of Amendment with respect to the authorization and approval are true in all material respects and that this statement is made under penalties of perjury.

                                          KIDDER, PEABODY CASH RESERVES, INC.


                                          /s/
                                          ______________________________________
                                          Name:
                                          President

WITNESS:

       /s/ DIANNE E. O'DONNELL
______________________________________
Name: Dianne E. O'Donnell
Secretary


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